Exhibit 99.B.h.(xxiii)

AMENDMENT NUMBER FOURTEEN

TO FUND ACCOUNTING AGREEMENT

Effective:  May 28, 2010

The Fund Accounting Agreement dated January 3, 2000 by and between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to add The Hartford Global All-Asset Fund, The Hartford Global Real Asset Fund and The Hartford International Value Fund as new series and to amend and restate Schedule A and Schedule C as attached hereto.

THE HARTFORD MUTUAL FUNDS, INC.

/s/Tamara L. Fagely
Name:	Tamara L. Fagely
Title:	Vice President, Treasurer and Controller

HARTFORD LIFE INSURANCE COMPANY

/s/Robert Arena
Name:	Robert Arena
Title:	Executive Vice President

HMF, Inc.

SCHEDULE A

To the Fund Accounting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Advisers Fund
The Hartford Balanced Allocation Fund
The Hartford Balanced Income Fund
The Hartford Capital Appreciation Fund
The Hartford Capital Appreciation II Fund
The Hartford Checks and Balances Fund
The Hartford Conservative Allocation Fund
The Hartford Disciplined Equity Fund
The Hartford Diversified International Fund
The Hartford Dividend and Growth Fund
The Hartford Equity Growth Allocation Fund
The Hartford Equity Income Fund
The Hartford Floating Rate Fund
The Hartford Fundamental Growth Fund
The Hartford Global All-Asset Fund
The Hartford Global Enhanced Dividend Fund
The Hartford Global Growth Fund
The Hartford Global Health Fund
The Hartford Global Real Asset Fund
The Hartford Global Research Fund
The Hartford Growth Allocation Fund
The Hartford High Yield Fund
The Hartford High Yield Municipal Bond Fund
The Hartford Income Fund
The Hartford Inflation Plus Fund
The Hartford International Growth Fund
The Hartford International Opportunities Fund
The Hartford International Small Company Fund
The Hartford International Value Fund
The Hartford MidCap Fund
The Hartford MidCap Value Fund
The Hartford Money Market Fund
The Hartford Select SmallCap Value Fund
The Hartford Short Duration Fund

SCHEDULE A

To the Fund Accounting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Small Company Fund
The Hartford Small/Mid Cap Equity Fund
The Hartford Strategic Income Fund
The Hartford Target Retirement 2010 Fund
The Hartford Target Retirement 2015 Fund
The Hartford Target Retirement 2020 Fund
The Hartford Target Retirement 2025 Fund
The Hartford Target Retirement 2030 Fund
The Hartford Target Retirement 2035 Fund
The Hartford Target Retirement 2040 Fund
The Hartford Target Retirement 2045 Fund
The Hartford Target Retirement 2050 Fund
The Hartford Total Return Bond Fund
The Hartford Value Fund

SCHEDULE C

To the Fund Accounting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

Annual Fee Calculated at the following annual rate based on the Aggregate Fund Net Assets:

Advisers Fund, Balanced Income Fund, Capital Appreciation Fund, Diversified International Fund, Floating Rate Fund, Global Enhanced Dividend Fund, High Yield Fund, High Yield Municipal Bond Fund, Income Fund, Inflation Plus Fund, International Growth Fund, International Opportunities Fund, International Small Company Fund, International Value Fund, Short Duration Fund, Strategic Income Fund and Total Return Bond Fund

Average Daily Net Assets	Annual Fee
On first $5 billion	0.018%
On next $5 billion	0.016%
Over $10 billion	0.014%

Capital Appreciation II Fund, Equity Income Fund, Global Health Fund, MidCap Fund, MidCap Value Fund and Value Fund

Average Daily Net Assets	Annual Fee
On first $5 billion	0.014%
On next $5 billion	0.012%
Over $10 billion	0.010%

Fundamental Growth Fund

Average Daily Net Assets	Annual Fee
All assets	0.010%

Global All-Asset Fund and Global Real Asset Fund

Average Daily Net Assets	Annual Fee
First $5 billion	0.25%
Next $5 billion	0.020%
Over $10 billion	0.015%

Disciplined Equity Fund, Dividend and Growth Fund, Global Research Fund, Global Growth Fund, Money Market Fund and Small Company Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.016%
On next $5 billion	0.014%
Over $10 billion	0.012%

Balanced Allocation Fund, Checks and Balances Fund, Conservative Allocation Fund, Equity Growth Allocation Fund, Growth Allocation Fund, Select SmallCap Value Fund, Small/Mid Cap Equity Fund, Target Retirement 2010 Fund, Target Retirement 2015 Fund, Target Retirement 2020 Fund, Target Retirement 2025 Fund, Target Retirement 2030 Fund, Target Retirement 2035 Fund, Target Retirement 2040 Fund, Target Retirement 2045 Fund and Target Retirement 2050 Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.012%
Over $5 billion	0.010%